FISCAL Q3 2021 HIGHLIGHTS

Total Revenue

$246.8M

4% YoY (up)

Adjusted EBITDA

$30.1M

-18% YoY (down)

Avocado Volume Sold

167M LBS.

2% YoY (up)

Average Selling Price

$1.43/LB.

2% YoY (up)

Company Highlights

Vertical integration performance
YTD Q3 adjusted EBITDA for owned farms $16M, up 50% YoY

Export market growth
18% YoY increase to our export markets primarily in Asia and Europe

"Summer Fridays" campaign
Launched marketing campaign in partnership with Avocaderia and influencers to increase summer consumption


AVOCADO SOURCING SEASONALITY
JAN
FEB
MAR
APR
MAY
JUN
JUL
AUG
SEP
OCT
NOV
DEC
CALIFORNIA
DOMINICAN REPUBLIC
MEXICO
CHILE
COLOMBIA
PERU
NEW ZEALAND
KENYA
MOROCCO
ISRAEL
SOUTH AFRICA
GUATEMALA

Sourcing Highlights

In fiscal Q3, volumes out of Peru and California filled in for Mexico's delayed timing on transitional harvest

- North America – Mexico was the primary source, but California and Peru delivered significant volumes. 45% of fruit sold in the US market was sourced outside of Mexico
- Export – Peru is the dominant source for export markets with fruit from our own farms
- Overall Mission's Peruvian farms sold 12% more fruit from its 3,700 hectares

Mission Produce: The Global Leader in Avocados

About Mission Produce, Inc.

Mission Produce is the global leader in the worldwide avocado business. Since 1983, Mission Produce has been sourcing, producing and distributing fresh Hass avocados, and as of 2021, fresh mangos, to retail, wholesale and foodservice customers in over 25 countries. The vertically integrated Company owns and operates four state-of-the-art packing facilities in key growing locations globally including California, Mexico & Peru and has additional sourcing capabilities in Chile, Colombia, Dominican Republic, Guatemala, New Zealand, & South Africa, which allow the company to provide a year-round supply of premium fruit. Mission's global distribution network includes twelve forward distribution centers in North America, China & Europe that offer value-added services such as ripening, bagging, custom packing and logistical management. In addition, Mission owns over 11,000 acres globally, allowing for diversified sourcing and access to complementary growing seasons, while ensuring its customers receive the highest quality fruit possible. For more information, please visit www.missionproduce.com.

Non-GAAP Financial Measure

This document contains the non-GAAP financial measure "adjusted EBITDA." Management believes this measure provides useful information for analyzing underlying business results. This measure is not in accordance with, nor is it a substitute for or superior to, the comparable financial measure by generally accepted accounting principles. Adjusted EBITDA refers to net income (loss), before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expense, other income (expense), and income (loss) from equity method investees, further adjusted by any special, non-recurring or one-time items (asset impairment and disposals, net of insurance recoveries, impairment of equity method investment and legal settlement) that are distortive to results. A reconciliation of adjusted EBITDA to net income (loss) is provided.

Adjusted EBITDA Reconciliation

	Three Months Ended July 31,		Nine Months Ended July 31,	
(In millions)	2021	2020	2021	2020
Net income (loss)	$ 18.4	$ 23.4	$ 28.0	$ 10.0
Interest expense	1.0	1.1	2.7	5.5
Provision for income taxes	5.9	6.2	15.3	10.4
Depreciation and amortization	6.1	5.5	13.7	12.6
Equity method loss (income)	(2.1)	(1.2)	(4.2)	(1.6)
Impairment on equity method investment	-	-	-	21.2
Legal settlement	-	-	0.8	-
Asset impairment and disposals, net of insurance recoveries	(0.2)	-	(0.2)	-
Other expense	0.5	1.2	0.8	0.2
Stock-based compensation	0.5	0.4	2.0	1.1
Total adjusted EBITDA	$ 30.1	$ 36.6	$ 58.9	$ 59.4

Forward-Looking Statements

Statements in this document that are not historical in nature are forward-looking statements that, within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are also intended to identify forward-looking statements. The forward-looking statements in this document address a variety of subjects, including statements about our short-term and long-term assumptions, goals and targets, including our outlook for our fiscal year 2021 operating results. Many of these assumptions relate to matters that are beyond our control and changing rapidly. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurances that our expectations will be attained. Readers are cautioned that actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including: limitations regarding the supply of avocados, either through purchasing or growing; the loss of one or more of our largest customers or a reduction in the level of purchases by customers; doing business internationally, including Mexican and Peruvian economic, political and/or societal conditions; fluctuations in market prices of avocados; increasing competition; inherent farming risks; variations in operating results due to the seasonality of the business; general economic conditions; the effects of the COVID-19 pandemic; increases in costs of commodities or other products used in our business; food safety events and recalls of our products; changes to USDA and FDA regulations, U.S. trade policy, and/or tariff and import/export regulations; restrictions due to health and safety laws; significant costs associated with compliance with environmental laws and regulations; acquisitions of other businesses; the ability of our infrastructure to handle our business needs; supply chain optimization failures or disruptions; disruption to the supply of reliable and cost-effective transportation; loss of key personnel and an adequate labor supply; information system security risks, data protection breaches and systems integration issues; changes in privacy and/or information security laws, policies and/or contractual arrangements; failure to maintain or protect our brand; changes in tax rates or international tax legislation; the viability of an active, liquid, and orderly market for our common stock; volatility in the trading price of our common stock; failure to meet continued Nasdaq listing requirements; concentration of control in our executive officers, directors and principal stockholders over matters submitted to stockholders for approval; limited sources of capital appreciation; the sale into the market of restricted shares; reduced disclosure requirements due to our emerging growth company status; significant costs associated with being a public company and the allocation of significant management resources thereto; reliance on analyst reports; failure to maintain proper and effective internal control over financial reporting; restrictions on takeover attempts in our charter documents and under Delaware law; and the selection of Delaware as the exclusive forum for substantially all disputes between us and our stockholders; and other risks and factors discussed from time to time in our Annual and Quarterly Reports on Forms 10-K and 10-Q and in our other filings with the Securities and Exchange Commission.

You can obtain copies of our SEC filings on the SEC's website at www.sec.gov. The forward-looking statements contained in this document are made as of September 13, 2021 and the Corporation does not intend to, nor does it assume any obligation to, update or supplement any forward-looking statements after the date hereof to reflect actual results or future events or circumstances.